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                                                                Exhibit 23(a)(3)
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                     LM INSTITUTIONAL FUND ADVISORS I, INC.

                             ARTICLES SUPPLEMENTARY


     LM Institutional Fund Advisors I, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  Pursuant to Sections 2-105(a)(9) and 2-208 of the Maryland General
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Corporation Law (the "MGCL"), the Board of Directors of the Corporation (the
"Board"), by resolutions duly adopted at a meeting held on February 16, 2000, reclassified (a) 1,000,000,000 authorized but unissued shares of the Western Asset Limited Duration Portfolio, (b) 50,000,000 authorized but unissued shares of the International Securities Portfolio, (c) 10,000,000 authorized but unissued shares of the Corporate Securities Portfolio, (d) 10,000,000 authorized but unissued shares of the Mortgage Securities Portfolio, (e) 10,000,000 authorized but unissued shares of the Short Duration Portfolio and (f) 10,000,000 authorized but unissued shares of the Long Duration Portfolio as shares of Common Stock, $.001 par value per share, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of Common Stock, $.001 par value per share, of the Corporation, as set forth in
ARTICLE VI of the charter of the Corporation (the "Charter") and in any other provisions of the Charter relating to stock of the Corporation generally.

     SECOND: As of the filing of these Articles Supplementary, the Corporation
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shall have authority to issue 13,100,000,000 shares of Common Stock, $.001 par value per share, having an aggregate par value of $13,100,000. These shares are classified as follows:

Class                                        Number
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Western Asset Enhanced Equity Portfolio
     Institutional Class                       500,000,000
Western Asset Enhanced Equity Portfolio
     Financial Intermediary Class              500,000,000

Western Asset Money Market Portfolio
     Institutional Class                     1,000,000,000
Western Asset Money Market Portfolio
     Financial Intermediary Class            1,000,000,000
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Class                                                Number
-----                                                ------

Western Asset Government Money Market Portfolio
     Institutional Class                             1,000,000,000
Western Asset Government Money Market Portfolio
     Financial Intermediary Class                    1,000,000,000

Western Asset Intermediate Portfolio
     Institutional Class                               500,000,000
Western Asset Intermediate Portfolio
     Financial Intermediary Class                      500,000,000

Western Asset Intermediate Plus Portfolio
     Institutional Class                               500,000,000
Western Asset Intermediate Plus Portfolio
     Financial Intermediary Class                      500,000,000

Western Asset Core Portfolio
     Institutional Class                               500,000,000
Western Asset Core Portfolio
     Financial Intermediary Class                      500,000,000

Western Asset Core Plus Portfolio
     Institutional Class                               500,000,000
Western Asset Core Plus Portfolio
     Financial Intermediary Class                      500,000,000

Western Asset High Yield Portfolio
     Institutional Class                               500,000,000
Western Asset High Yield Portfolio
     Financial Intermediary Class                      500,000,000

Western Asset Non-U.S. Fixed Income Portfolio
     Institutional Class                               500,000,000
Western Asset Non-U.S. Fixed Income Portfolio
     Financial Intermediary Class                      500,000,000

Western Asset Global Strategic Income Portfolio
     Institutional Class                               500,000,000
Western Asset Global Strategic Income Portfolio
     Financial Intermediary Class                      500,000,000

Common Stock (without further classification)        1,100,000,000


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     THIRD:  The shares of the Western Asset Limited Duration Portfolio, the
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International Securities Portfolio, the Corporate Securities Portfolio, the
Mortgage Securities Portfolio, the Short Duration Portfolio and the Long Duration Portfolio have been reclassified by the Board under the authority granted to it in the Charter.

     FOURTH: The undersigned President of the Corporation acknowledges these
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Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on March 10, 2000.

ATTEST:                             LM INSTITUTIONAL FUND
                                    ADVISORS I, INC.


                                    By:                     (SEAL)
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Secretary                               President


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